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                                                                    Exhibit 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 of our report dated February 14, 2006 relating to the financial statements of BIS LP Inc., which appears in Amendment No. 1 to the Current Report on Form 8-K/A of Open Solutions Inc. dated March 3, 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
June 15, 2006